Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, George R. Aylward, President of Virtus Alternative Solutions Trust (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: January 8, 2015	/s/ George R. Aylward
George R. Aylward, President
(principal executive officer)

I, W. Patrick Bradley, Senior Vice President, Chief Financial Officer and Treasuer of Virtus Alternative Solutions Trust (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: January 8, 2015	/s/ W. Patrick Bradley
W. Patrick Bradley, Senior Vice President, Chief Financial Officer and Treasuer
(principal financial and accounting officer)